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                                                            Exhibit 23.1

                        [Letterhead of BDO Seidman, LLP]



CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



Allegiant Bancorp, Inc.
St. Louis, Missouri

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-13451 and 333-26433) of Allegiant Bancorp, Inc. (the Company) of our report dated March 13, 1998, relating to the consolidated financial statements of the Company appearing in the Company's Annual Report on Form 10-KSB as of and for the year ended December 31, 1997.





St. Louis, Missouri                           /s/ BDO Seidman, LLP
March 27, 1998